UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 6, 2009
NEENAH ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-52681 (Commission File Number)	25-1618281 (IRS Employer Identification No.)
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(Address of Principal executive offices, including Zip Code)
(920) 725-7000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
NEENAH FOUNDRY COMPANY
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	333-28751 (Commission File Number)	39-1580331 (IRS Employer Identification No.)
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(Address of Principal executive offices, including Zip Code)
(920) 725-7000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As previously reported, on August 15, 2008, James Ackerman, Division President — Mercer Forge Corporation (“Mercer Forge”), a wholly owned subsidiary of Neenah Enterprises, Inc. (“NEI”) and Neenah Foundry Company, informed NEI of his intention to retire. Mr. Ackerman has agreed to stay on in his current capacity as a full-time employee until October 31, 2009 to facilitate an orderly transition of his responsibilities.
     On May 6, 2009, NEI entered into a letter agreement with Mr. Ackerman regarding the principal terms of his retirement, including an arrangement pursuant to which Mr. Ackerman will provide consulting services to Mercer Forge following his retirement. The letter agreement contemplates a twelve-month consulting period, during which Mr. Ackerman will be paid a base consulting fee, subject to adjustment, of $10,000 per month for his services. The consulting agreement would also contain provisions prohibiting Mr. Ackerman from competing with Mercer Forge for a period of one year following the termination of the consulting agreement.
     The letter agreement also provides that Mr. Ackerman will be allowed to participate in Mercer Forge’s 2008 incentive bonus plan, rather than his previously-granted participation in NEI’s incentive bonus program. Mr. Ackerman’s bonus payout under the Mercer Forge plan of approximately $170,000 that was earned with respect to fiscal year 2008 will be delayed until his retirement on October 31, 2009. Under the 2009 Mercer Forge plan, Mr. Ackerman will be eligible for a bonus ranging from 34% to 80% of his base salary (which range is calculated by applying a bonus range of 85% to 200% to a 40% base salary multiplier). Mr. Ackerman’s bonus eligibility is contingent on performance relative to established targets for EBITDA (representing 75% of the potential payout) and return on working capital (representing 25% of the potential payout) for the 2009 fiscal year. Mr. Ackerman will become eligible under the Mercer Forge plan for a bonus of 34% of his salary at achievement levels equal to 85% of target levels, for a bonus of 40% of his salary at achievement levels equal to target levels, and for a bonus of 80% of his salary at achievement levels equal 150% of target levels (with linear interpolation applied between 85% of target and target, and between target and 150% of target); provided that, in connection with the retirement arrangements being established, the letter agreement provides that Mr. Ackerman will receive a minimum bonus under Mercer Forge’s plan of $100,000 if Mercer Forge achieves EBITDA and a return on working capital of at least 50% of the targeted levels.
     Under the Neenah Foundry Company executive retirement benefits policy, Mr. Ackerman is also entitled to certain benefits in connection with his retirement. Pursuant to the policy, officers at the Vice President and President level at Neenah Foundry Company are entitled to (1) post retirement medical insurance for the retired executive and his or her spouse to age 65, (2) a Medicare supplement at age 65 for both the retired executive and his or her spouse, (3) a retiree life insurance policy, (4) free and clear title to the executive’s company car upon retirement, including tax gross-up, and (5) eligibility for Neenah Foundry Company’s executive retiree medical reimbursement policy.
     The foregoing description of the letter agreement between NEI and Mr. Ackerman is not complete and is qualified in its entirety by reference to the letter agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description

10.1	Letter Agreement, effective as of May 6, 2009, between Neenah Enterprises, Inc. and James Ackerman.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NEENAH ENTERPRISES, INC.
Date: May 11, 2009	/s/ Robert E. Ostendorf, Jr.
	Name:	Robert E. Ostendorf, Jr.
	Title:	President and Chief Executive Officer

NEENAH FOUNDRY COMPANY
Date: May 11, 2009	/s/ Robert E. Ostendorf, Jr.
	Name:	Robert E. Ostendorf, Jr.
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Letter Agreement, effective as of May 6, 2009, between Neenah Enterprises, Inc. and James Ackerman.

4